SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  -------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                   Fairchild Semiconductor International, Inc.
             (Exact Name of Registrant as Specified in its Charter)

                 DELAWARE                       04-3363001
      (State or other jurisdiction          (IRS Employer
      of incorporation or organization)    Identification No.)

                       333 Western Avenue, Mail Stop 01-00
                           South Portland, Maine 04106
               (Address of principal executive offices)(Zip Code)
                                 (207) 775-8100
                (Issuer's telephone number, including area code)

   If this form relates to the               If this form relates to the
   registration of a class of                registration of a class of
   securities pursuant to Section 12(b)      securities pursuant to Section
   of the Exchange Act and is effective      12(g) of the Exchange Act and is
   pursuant to General Instruction           effective pursuant to General
   A.(c), please check the following         Instruction A.(d), please check the
   box. X                                    following box.

Securities Act registration statement file number to which this form relates: 333-78557

Securities to be registered pursuant to Section 12(b) of the Act:


      Title of Each Class                         Name of Each Exchange on Which
      to be so Registered                         Each Class is to be Registered

   Class A Common Stock, $.01par value                   New York Stock Exchange

         Securities to be registered pursuant to Section 12 (g) of the Act:

                                      None
                                (Title of Class)

Item 1.  Description of Registrant's Stock to be Registered

Class A Common Stock, $ .01 Par Value

         The description of the registrant's Class A Common Stock set forth under the caption "Description of Capital Stock" in the Prospectus filed in connection with the Registration Statement on Form S-1 dated May 14, 1999, as amended (File No. 333-78557), is hereby incorporated by reference.


Item 2.       Exhibits

              The following exhibits will be filed with the New York Stock Exchange.

3.01    Certificate of Incorporation of the Company.

3.02    Bylaws of the Company.

3.03    Certificate of Amendment to Certificate of Incorporation of the Company.

3.04    Certificate of Amendment of Certificate of Incorporation of the Company.

4.01 Registration Rights Agreement dated March 11, 1997 among the Company, Sterling Holding Company, LLC, National Semiconductor Corporation and certain investors.

4.02    Specimen of copies of shares of Common Stock to be filed hereunder.

                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                   Fairchild Semiconductor International, Inc.


Date:    July 23, 1999             By:  /s/ Daniel E. Boxer
                                            ------------------------------
                                   Name:    Daniel E. Boxer
                                   Title:   Executive Vice President and General
                                            Counsel